EXHIBIT 10.1

Amendment No. 2 to
Kaydon Corporation
1999 Long Term Stock Incentive Plan
(amended and restated effective October 23, 2008)

Pursuant to action of the Board of Directors of the Company on April 29, 2013, Section 4(a)(i) of the Plan is hereby amended and restated effective as of April 29, 2013, to read as follows:

           (i)           Initial and Aggregate Authorization. There shall be 1,645,000 Shares initially available for issuance under the Plan.  Following the acquisition of the full number of acquired Shares described in clause (ii) below, there shall be an aggregate of 3,645,000 Shares available for issuance under the Plan.

Except as modified by this Amendment No. 2, the Plan shall remain in full force and effect in accordance with the terms thereof.